                                                                     Exhibit 4.1

Certificate Number__                                                _____ Shares
                                 EL SITIO, INC.
             a British Virgin Islands International Business Company

                                  Common Shares

                 Authorised Share Capital $ 200,000,000 divided
                      into 200,000,000 Common Shares of
                 $ .01 par value each and 100,000,000 shares
                   of Preferred Stock of $.01 par value each

THIS CERTIFIES THAT: _________________ is the record holder of ___________________________ (________) Common Shares in El Sitio, Inc.
(the "Company"), transferable only on the share register of the Company.

      This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Memorandum of Association and Articles of Association of the Company and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

      WITNESS the signature of the Company's duly authorized officers this _____ day of ___________, ___________.


___________________________________     ________________________________________
Daniel Rotsztain,                       Roberto Cibrian-Campoy, Chief
Chief Operating Officer                 Executive Officer

                                 SHARE TRANSFER

I/WE [Seller]

of [Address]
in consideration of the sum of _______________________ US Dollars.

paid or to be paid to me/us
                                     by: [Purchaser]
                                         [Address]

DO HEREBY TRANSFER

                                     to: [Purchaser]

____________________________ shares of U.S. $___each

standing in my/our name in the books of the above Company

TO HOLD unto the said

[Purchaser]

his/her/their heirs executors administrators and assigns/it successors and assigns subject to the several conditions on which I/we held same on the execution hereof

AND I/WE the said

[Purchaser]

do hereby agree to take the said shares subject to the same conditions

      AS WITNESS our hands and seals the ___ day of________ 19

Transferor                              Transferee


___________________________________


___________________________________
Witness                                 Witness


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.